Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Simone Souza

Synopsys, Inc.

650-584-6454

simone@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2020

Q2 2020 Financial Highlights

•	Revenue: $861.3 million

•	GAAP earnings per share: $0.71

•	Non-GAAP earnings per share: $1.22

MOUNTAIN VIEW, Calif. – May 20, 2020 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter fiscal year 2020. Revenue for the second quarter was $861.3 million, compared to $836.2 million for the second quarter of fiscal 2019.

“Synopsys continues to execute well. We delivered excellent second quarter results, including revenue, non-GAAP earnings per share and operating cash flow that exceeded our targets. Our innovation continues at a rapid pace, as we introduced several exciting new products in the quarter,” said Aart de Geus, chairman and co-CEO of Synopsys. “Even as the world grapples with unprecedented challenges, chip and system design activity remain robust. With a resilient business model and strong balance sheet, Synopsys is well-positioned to reaffirm our 2020 revenue and non-GAAP operating margin guidance and raise our non-GAAP earnings-per-share and operating cash flow targets.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2020 was $109.9 million, or $0.71 per share, compared to $118.2 million, or $0.77 per share, for the second quarter of fiscal 2019.

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2020 was $188.3 million, or $1.22 per share, compared to non-GAAP net income of $178.1 million, or $1.16 per share, for the second quarter of fiscal 2019.

For a reconciliation between GAAP and non-GAAP results, see “GAAP to Non-GAAP Reconciliation” and the accompanying tables below.

Business Segments

Synopsys reports revenue and operating income in two segments: (1) Semiconductor & System Design, which includes EDA tools, IP products, system integration solutions and associated services, and (2) Software Integrity, which includes security and quality solutions for software development across many industries. Further information regarding these segments is provided at the end of this press release.

Financial Targets

Synopsys also provided its consolidated financial targets for the third quarter and full fiscal year 2020. These financial targets assume that the current U. S. government “Entity List” restrictions remain in place for the rest of the fiscal year. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter and Fiscal Year 2020 Financial Targets

(in millions except per share amounts)

	Q3 FY2020		FY 2020
	Low	High	Low	High
Revenue	$875	$905	$3,600	$3,650
GAAP Expenses	$721	$737	$2,991	$3,031
Non-GAAP Expenses	$640	$650	$2,630	$2,660
Other Income (Expense)	$(5)	$(3)	$(11)	$(7)
Normalized Annual Tax Rate (1)	16%	16%	16%	16%
Outstanding Shares (fully diluted)	153	156	153	156
GAAP EPS	$1.12	$1.22	$3.74	$3.90
Non-GAAP EPS	$1.33	$1.38	$5.21	$5.28
Operating Cash Flow			$815	$840

(1)	Applied in non-GAAP net income calculations

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available on Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-866-207-1041 (+1-402-970-0847 for international callers), access code 7617542, beginning at 5:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on May 27, 2020. A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the third quarter of fiscal year 2020 in August 2020. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following today’s call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this press release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ corporate website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and the corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter fiscal year 2020 earnings call in August 2020, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2020 or comment to analysts or investors on, or otherwise update, the targets given in this release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2020 in its quarterly report on Form 10-Q to be filed by June 11, 2020.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at www.synopsys.com.

GAAP to Non-GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.

Synopsys utilizes a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items such as tax audit settlements, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. In projecting this rate, we evaluate our historical and projected mix of U.S. and international profit before tax, excluding the non-GAAP adjustments described above. We also consider other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. On an annual basis, we re-evaluate this rate for significant events that may materially affect our projections. Based upon our review, our projected normalized annual non-GAAP tax rate remains 16% through fiscal year 2021. We will re-evaluate this rate on an annual basis, but further regulatory guidance regarding specific parts of recent U.S. Tax reform legislation could materially change our projections.

Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as Item 2.02 of the Current Report on Form 8-K filed on May 20, 2020 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Second Quarter Fiscal Year 2020 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2020 Results (1)

(unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
GAAP net income	$109,920	$118,210	$213,981	$271,724
Adjustments:
Amortization of intangible assets	24,095	25,197	46,628	53,424
Stock compensation	56,435	36,914	108,318	75,374
Acquisition-related costs	3,767	1,555	7,544	2,152
Restructuring charges	29,672	14,443	38,423	14,408
Legal matters	—	—	—	(18,000)
Tax settlement	—	17,418	—	17,418
Tax adjustments	(35,616)	(35,635)	(69,947)	(73,503)

Non-GAAP net income	$188,273	$178,102	$344,947	$342,997

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
GAAP diluted net income per share	$0.71	$0.77	$1.39	$1.77
Adjustments:
Amortization of intangible assets	0.16	0.16	0.30	0.35
Stock compensation	0.37	0.24	0.70	0.49
Acquisition-related costs	0.02	0.01	0.05	0.01
Restructuring charges	0.19	0.09	0.25	0.09
Legal matters	—	—	—	(0.12)
Tax settlement	—	0.11	—	0.11
Tax adjustments	(0.23)	(0.22)	(0.46)	(0.46)

Non-GAAP diluted net income per share	$1.22	$1.16	$2.23	$2.24

Shares used in computing diluted net income per share amounts:	154,379	153,904	154,471	153,383

(1)	Synopsys’ second quarter of fiscal year 2020 and 2019 ended on May 2, 2020 and May 4, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

Reconciliation of 2020 Targets

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP targets for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Three Months
	Ending July 31, 2020
	Low	High
Target GAAP expenses	$721,000	$737,000
Adjustments:
Estimated impact of amortization of intangible assets	(23,000)	(26,000)
Estimated impact of stock compensation	(58,000)	(61,000)

Target non-GAAP expenses	$640,000	$650,000

	Range for Three Months
	Ending July 31, 2020
	Low	High
Target GAAP earnings per share	$1.12	$1.22
Adjustments:
Estimated impact of amortization of intangible assets	0.17	0.15
Estimated impact of stock compensation	0.39	0.38
Estimated impact of tax adjustments	(0.35)	(0.37)

Target non-GAAP earnings per share	$1.33	$1.38

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2020 Targets (1)

(in thousands, except per share amounts)

	Range for Fiscal Year
	October 31, 2020
	Low	High
Target GAAP expenses	$2,990,968	$3,030,968
Adjustments:
Estimated impact of amortization of intangible assets	(89,000)	(94,000)
Estimated impact of stock compensation	(226,000)	(231,000)
Acquisition-related costs	(7,545)	(7,545)
Estimated impact of restructuring charges	(38,423)	(38,423)

Target non-GAAP expenses	$2,630,000	$2,660,000

	Range for Fiscal Year
	October 31, 2020
	Low	High
Target GAAP earnings per share	$3.74	$3.90
Adjustments:
Estimated impact of amortization of intangible assets	0.61	0.58
Estimated impact of stock compensation	1.50	1.46
Acquisition-related costs	0.05	0.05
Estimated impact of restructuring charges	0.25	0.25
Impact of tax adjustments	(0.94)	(0.96)

Target non-GAAP earnings per share	$5.21	$5.28

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ third fiscal quarter and fiscal year will end on August 1, 2020 and October 31, 2020, respectively. For presentation purposes, we refer to the closest calendar month end.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, financial targets for the third quarter and full fiscal year 2020, as well as statements related to our long-term revenue, non-GAAP EPS and non-GAAP operating margin objectives, the expected impact of U.S. and foreign government action on our results, and the expected impact of the COVID-19 pandemic. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: risks from the effect of the COVID-19 pandemic and the associated economic downturn on our business, operations and financial condition, including the ability to secure timely payment from customers, the ability to accurately estimate customer demand, reduced willingness of current and potential customers to purchase our products and services due to their own business and market uncertainties, the ability of our business partners and third-party providers to fulfill their responsibilities and commitments, the ability to secure adequate and timely supply of equipment and materials from suppliers for our hardware products, and the ability to develop and deliver our products; the anticipated timing and customer adoption of our new product offerings; action by the U.S. or foreign governments, such as measures in response to the COVID-19 pandemic or the imposition of additional tariffs or export restrictions, which could interfere with our business operations or our ability to provide products and services in certain countries; uncertainty in the growth of the semiconductor and electronics industries; consolidation among our customers and our dependence on a relatively small number of large customers; risks and compliance obligations relating to the global nature of our operations; macroeconomic conditions and uncertainty in the global economy; fluctuation of our operating results; increased variability in our revenue due to the adoption of ASC 606, including the resulting increase in recognizing upfront revenue as a percentage of total revenue; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; cybersecurity threats or other security breaches; our ability to protect our proprietary technology; our ability to realize the potential financial or strategic benefits of acquisitions we complete; our ability to carry out our new product and technology initiatives; investment of more resources in research and development than anticipated; product errors or defects; increased risks resulting from an increase in sales of our hardware products, including increased variability in upfront revenue;

changes in accounting principles or standards; changes in our effective tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and its latest Quarterly Report on Form 10-Q. The information provided herein is as of May 20, 2020. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
Revenue:
Time-based products	$590,097	$558,305	$1,146,536	$1,112,021
Upfront products	129,765	143,401	280,486	273,914
Maintenance and service	141,465	134,536	268,686	270,708

Total revenue	861,327	836,242	1,695,708	1,656,643
Cost of revenue:
Products	108,207	116,010	225,991	232,630
Maintenance and service	62,213	59,788	124,128	118,617
Amortization of intangible assets	13,845	14,881	27,014	32,324

Total cost of revenue	184,265	190,679	377,133	383,571

Gross margin	677,062	645,563	1,318,575	1,273,072
Operating expenses:
Research and development	302,571	290,299	616,854	561,625
Sales and marketing	146,200	158,652	299,055	314,611
General and administrative	62,474	56,351	131,218	98,412
Amortization of intangible assets	10,250	10,316	19,614	21,100
Restructuring charges	29,672	14,443	38,423	14,408

Total operating expenses	551,167	530,061	1,105,164	1,010,156

Operating income	125,895	115,502	213,411	262,916
Other income (expense), net	(15,729)	18,415	(3,672)	18,056

Income before income taxes	110,166	133,917	209,739	280,972
Provision (benefit) for income taxes	246	15,707	(4,242)	9,248

Net income	$109,920	$118,210	$213,981	$271,724

Net income per share:
Basic	$0.73	$0.79	$1.42	$1.82
Diluted	$0.71	$0.77	$1.39	$1.77

Shares used in computing per share amounts:
Basic	150,597	149,712	150,421	149,500

Diluted	154,379	153,904	154,471	153,383

(1)	Synopsys’ second quarter of fiscal year 2020 and 2019 ended on May 2, 2020 and May 4, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2020	October 31, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$856,424	$728,597
Accounts receivable, net	634,807	553,895
Inventories	166,437	141,518
Income taxes receivable and prepaid taxes	18,809	24,855
Prepaid and other current assets	284,278	290,052

Total current assets	1,960,755	1,738,917
Property and equipment, net	470,412	429,532
Operating lease right-of-use assets, net	462,778	—
Goodwill	3,311,243	3,171,179
Intangible assets, net	279,311	279,374
Long-term prepaid taxes	15,068	15,503
Deferred income taxes	430,105	390,129
Other long-term assets	392,794	380,526

Total assets	$7,322,466	$6,405,160

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$447,055	$506,459
Operating lease liabilities, current	72,465	—
Accrued income taxes	16,754	15,904
Deferred revenue	1,396,511	1,212,476
Short-term debt	121,412	17,614

Total current liabilities	2,054,197	1,752,453
Operating lease liabilities, non-current	462,094	—
Long-term accrued income taxes	24,589	29,911
Long-term deferred revenue	125,153	90,102
Long-term debt	114,370	120,093
Other long-term liabilities	261,114	323,725

Total liabilities	3,041,517	2,316,284
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,908 and 150,331 shares outstanding, respectively	1,509	1,503
Capital in excess of par value	1,655,787	1,635,455
Retained earnings	3,356,489	3,164,144
Treasury stock, at cost: 6,353 and 6,930 shares, respectively	(634,669)	(625,642)
Accumulated other comprehensive income (loss)	(104,030)	(92,447)

Total Synopsys stockholders’ equity	4,275,086	4,083,013
Non-controlling interest	5,863	5,863

Total stockholders’ equity	4,280,949	4,088,876

Total liabilities and stockholders’ equity	$7,322,466	$6,405,160

(1)	Synopsys’ second quarter of fiscal year 2020 ended on May 2, 2020, and its fiscal year 2019 ended on November 2, 2019. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended
	April 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$213,981	$271,724
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	105,078	102,841
Reduction of operating lease right-of-use assets	39,513	—
Amortization of capitalized costs to obtain revenue contracts	28,279	28,425
Stock compensation	108,318	75,374
Allowance for doubtful accounts	9,982	3,950
(Gain) loss on sale of property and investments	—	(3,744)
Deferred income taxes	(37,681)	(23,486)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(84,533)	23,478
Inventories	(24,096)	(50,358)
Prepaid and other current assets	(5,889)	(18,547)
Other long-term assets	(39,422)	(91,271)
Accounts payable and accrued liabilities	(78,989)	(160,492)
Operating lease liabilities	(32,432)	—
Income taxes	1,270	(32,059)
Deferred revenue	186,360	82,966

Net cash provided by operating activities	389,739	208,801

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of long-term investments	—	4,176
Purchases of long-term investments	(2,762)	—
Purchases of property and equipment	(80,663)	(68,962)
Cash paid for acquisitions and intangible assets, net of cash acquired	(151,178)	—
Capitalization of software development costs	(2,130)	(1,491)

Net cash used in investing activities	(236,733)	(66,277)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	276,490	188,760
Repayment of debt	(178,437)	(366,562)
Issuances of common stock	98,361	83,352
Payments for taxes related to net share settlement of equity awards	(17,105)	(13,173)
Purchase of equity forward contract	(20,000)	(20,000)
Purchases of treasury stock	(180,000)	(109,185)
Other	—	(762)

Net cash used in financing activities	(20,691)	(237,570)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,424)	3,093

Net change in cash, cash equivalents and restricted cash	127,891	(91,953)
Cash, cash equivalents and restricted cash, beginning of year	730,527	725,001

Cash, cash equivalents and restricted cash, end of period	$858,418	$633,048

(1)	Synopsys’ second quarter of fiscal year 2020 and 2019 ended on May 2, 2020 and May 4, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Business Segment Reporting (1)

(in millions)

	Q2’20	Q2’19	YTD Q2’20	YTD Q2’19
Revenue by segment
- Semiconductor & System Design	$773.0	$753.0	$1,521.8	$1,490.9
% of Total	89.7%	90.1%	89.7%	90.0%
- Software Integrity	$88.3	$83.2	$173.9	$165.7
% of Total	10.3%	9.9%	10.3%	10.0%
Total segment revenue	$861.3	$836.2	$1,695.7	$1,656.6

Adjusted operating income by segment
- Semiconductor & System Design	$209.7	$201.4	$388.5	$396.7
- Software Integrity	$11.7	$8.4	$19.8	$14.1
Total adjusted segment operating income	$221.4	$209.8	$408.3	$410.8

Adjusted operating margin by segment
- Semiconductor & System Design	27.1%	26.8%	25.5%	26.6%
- Software Integrity	13.3%	10.1%	11.4%	8.5%
Total adjusted segment operating margin	25.7%	25.1%	24.1%	24.8%

Total Adjusted Segment Operating Income Reconciliation (1)(2)

(in millions)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	April 30, 2020 (3)	April 30, 2019 (3)	April 30, 2020 (3)	April 30, 2019 (3)
GAAP total operating income – as reported	$125.9	$115.5	$213.4	$262.9
Other expenses managed at consolidated level
-Amortization of intangible assets	24.1	25.2	46.6	53.4
-Stock compensation	56.4	36.9	108.3	75.4
-Fair value changes in executive deferred compensation plan	(18.5)	16.2	(6.0)	20.5
-Acquisition-related costs	3.8	1.6	7.5	2.2
-Restructuring	29.7	14.4	38.4	14.4
-Legal matters	—	—	—	(18.0)

Total adjusted segment operating income	$221.4	$209.8	$408.3	$410.8

(1)

Synopsys manages the business on a long-term, annual basis, and considers quarterly fluctuations of revenue and profitability as normal elements of our business. Quarterly variability, which increases as a result of ASC 606, should be expected.

(2)

These segment results are consistent with the information required by ASC 280, Segment Reporting. They are presented to reflect the information that is considered by Synopsys’ chief operating decision makers (CODMs) to evaluate the operating performance of its segments. The CODMs do not allocate certain operating expenses managed at a consolidated level to our reportable segments, and as a result, the reported operating income and operating margin do not include these unallocated expenses as shown in the table above. Amounts may not foot due to rounding.

(3)	Synopsys’ second quarter of fiscal year 2020 and 2019 ended on May 2, 2020 and May 4, 2019, respectively. For presentation purposes, we refer to the closest calendar month end.